UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On January 10, 2007, the Board of Directors of Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”), appointed Mr. Ellis Landau to the Board of Directors. Mr. Landau will hold office until the next annual meeting of stockholders (and until his successor shall have been duly elected and qualified). Pinnacle expects Mr. Landau to serve on the audit committee of its Board of Directors. Mr. Landau is the former Executive Vice President and Chief Financial Officer of Boyd Gaming Corporation.

There is currently no arrangement or understanding between Mr. Landau and any other persons pursuant to which he was selected as a director of Pinnacle and Mr. Landau is not a party to any transaction that would be required to be disclosed by Pinnacle pursuant to Item 404(a) of Regulation S-K.

Mr. Landau will receive non-employee directors compensation as previously established and disclosed for the other non-employee directors of Pinnacle. Mr. Landau shall also be eligible to participate in all other previously established and disclosed plans in which non-employee directors participate.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: January 11, 2007	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary